UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2012 (March 9, 2012)

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701
(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Estimated Net Asset Value and Estimated Net Asset Value per Share of Common Stock

The terms “we,” “our” and “us” refer to Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”), a Maryland corporation, and, as required by context, Lightstone Value Plus REIT, L.P. and its wholly owned subsidiaries, which we collectively refer to as “the Operating Partnership.”  Dollar amounts are presented in thousands, except per share data and where indicated in millions.

On March 9, 2012, the Board of Directors of the Company determined and approved an estimated net asset value of $322.0 million and resulting estimated net asset value per share of common stock of the Company (“common stock”) of $10.65, each as of December 31, 2011. Additionally, the Company believes there have been no material changes between December 31, 2011 and the date of this filing to the net values of the Company’s assets and liabilities that existed as of December 31, 2011. In connection with such determination, the Company also engaged an independent third party valuation firm to perform a review of our estimated values of assets and liabilities as of December 31, 2011. The third party valuation firm independently estimated a range of values for our assets and liabilities as of December 31, 2011 and confirmed that the Company’s estimated net asset value was reasonable and within the valuation firm’s estimated range.

The table below provides a summary of the key components of the Company’s estimated net asset value as of December 31, 2011:

Net Assets:
Real Estate Properties
Consolidated operating properties(1)	$270,519
Consolidated development project(1)	17,350
Investment in unconsolidated operating property	3,038
Investment in unconsolidated development projects	56,023
Total real estate properties		$346,930
Non-Real Estate Assets
Cash and cash equivalents	31,525
Marketable equity securities(1)	101,928
Restricted escrows(1)	30,168
Restricted marketable equity securities(1)	45,897
Mortgage notes receivable(1)	29,440
Other assets	10,415
Total Non-Real Estate Assets		249,373
Total Assets		596,303
Liabilities:
Mortgage debt(1)	(220,895)
Margin loan	(20,400)
Other liabilities	(26,209)
Total Liabilities		(267,504)
Non-controlling Interests		(6,820)
Net Asset Value		$321,979
Diluted Shares of Common Stock Outstanding(2)		30,244
Net Asset Value per Share of Common Stock		$10.65

Notes:

(1)	Amounts adjusted for non-controlling interests.
(2)	Includes 0.5 million shares of common stock assuming the conversion of an equal number of common units of limited partnership interest in our Operating Partnership (“common units”).

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Methodology

The Company’s goal in calculating an estimated net asset value and resulting value per common share is to arrive at values that are reasonable and supportable using what the Company deems to be appropriate valuation methodologies and assumptions. The following is a summary of the valuation methodologies used to value the Company’s assets and liabilities by key component:

Real Estate Properties: The Company has consolidated and unconsolidated investments in real estate properties comprised of operating properties and development projects.

Our real estate assets were valued using valuation methods that we believe are typically used by investors for properties that are similar to ours, including capitalization of each property’s net operating income, discounted cash flow models and/or comparison with sales of similar properties. Primary emphasis was based on the discounted cash flow models, with the other approaches used to confirm the reasonableness of the value conclusion.

As of December 31, 2011, the value of our investments in consolidated operating properties, excluding Crowes Crossing, DePaul Plaza and CP Boston, was $231.2 million which equates to a 7.5% capitalization rate based on their combined historical net operating income for the year ended December 31, 2011. Crowes Crossing, a retail property which was acquired on October 18, 2011, was valued at its total acquisition cost of $7.5 million, which equates to a 7.7% capitalization rate based on its 2012 budgeted net operating income. DePaul Plaza, a retail property which was acquired on November 22, 2011, was valued at its total acquisition cost of $19.8 million, which equates to a 7.2% capitalization rate based on its 2012 budgeted net operating income. Our 80% ownership interest in CP Boston, a hospitality property which was acquired on March 21, 2011, was valued at $12.0 million based on the lowest of several unsolicited offers received in late 2011, which also equates to a 10.4% capitalization rate based on 2012 budgeted net operating income. The value of our 75% ownership interest in 50-01 2nd Street, a residential development project, was valued at $17.3 million representing a 6.5% capitalization rate based on projected net operating income upon stabilization and has been reduced by our proportionate share of its expected mortgage indebtedness and discounted at a rate of 20%.

Our investment in unconsolidated operating property consists of our 49% ownership interest in 1407 Broadway, an office building. The value of our investment in 1407 Broadway represents a 4.5% capitalization rate based on its historical net operating income for the year ended December 31, 2011 and has been reduced by our proportionate share of its outstanding mortgage indebtedness. 1407 Broadway is subject to a leasehold interest and therefore, our valuation is based on a holding period equivalent to the remaining term which was 37 years as of December 31, 2011.

Our investment in unconsolidated development projects represents our ownership interests in outlet center projects located in Grand Prairie, Texas and Livermore, California. The value of our investment in development projects represents a 7.0% capitalization rate based on projected net operating income upon stabilization and has been reduced by our proportionate share of their expected mortgage indebtedness and discounted at rates ranging from 8% to 20%.

The following summarizes the key assumptions that were used in the discounted cash flow models to estimate the value of the Company’s operating properties:

Weighted-Average Basis
Exit capitalization rate	8.9%
Discount rate	10.1%
Annual market rent growth rate	2.0%
Annual net operating income growth rate	2.4%
Holding period (years)	5.0

The following summarizes the key assumptions that were used in the discounted cash flow models to estimate the value of the Company’s development properties:

Weighted-Average Basis
Exit capitalization rate	6.9%
Discount rate	12.8%
Holding period (years)	2.4

While the Company believes that its assumptions are reasonable, a change in these assumptions would impact the calculations of the estimated value of our real estate properties. Assuming all other factors remain unchanged, a decrease to the exit capitalization rates of 25 basis points would increase the value of our real estate properties by $13.3 million and an increase in the exit capitalization rates of 25 basis points would decrease the value of our real estate properties by $12.1 million. Similarly, a decrease to the discount rates of 25 basis points would increase the value of our real estate properties by $3.5 million and an increase in the discount rates of 25 basis points would decrease the value of our real estate properties by $3.4 million.

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With respect to its investments in real estate properties as of December 31, 2011, the Company had invested approximately $356.0 million, including certain acquisition fees and expenses. As of December 31, 2011, the estimated value of the Company’s investments in real estate properties using the valuation methods described above was $346.9 million. The total real estate fair value as of December 31, 2011 compared to the original acquisition price plus subsequent capital improvements to date, results in an overall decrease in the real estate value of approximately 2.5%.

Cash and Cash Equivalents: The estimated value of the Company’s cash and cash equivalents approximate their carrying values due to their short maturities.

Marketable Securities: The estimated values of our marketable securities are primarily based on level 2 inputs. Level 2 inputs are inputs that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Restricted Escrows: The estimated value of the Company’s restricted escrows approximate their carrying values due to their short maturities.

Restricted Marketable Equity Securities: The estimated values of our restricted marketable securities are primarily based on level 2 inputs. Level 2 inputs are inputs that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Other Assets: Other assets consists of (i) tenant accounts receivable, net of $2.5 million, (ii) interest receivable from related parties of $2.3 million and (iii) prepaid expenses and other assets of $5.6 million. The carrying values of these balances were considered to equal their fair value due to their short maturities. Certain other balances, primarily intangibles and deferred costs, have been eliminated for the purpose of the valuation because those items are already considered in the valuation of the respective investments in real estate properties or financial instruments.

Mortgage Notes Receivable: The estimated value of the Company’s mortgage notes receivable approximate their carrying values due to their short maturities.

Mortgage Debt: The estimated value of the Company’s mortgage debt approximates its carrying value. The estimated value of our debt instruments were estimated using discounted cash flow models, which incorporate assumptions that we believe reflect the terms currently available on similar borrowing arrangements to borrowers with credit profiles similar to ours.

Margin Loan: The estimated value of the Company’s margin loan approximates its carrying value because of its short maturity.

Other Liabilities: Other liabilities consists of (i) accounts payable and accrued expenses of $17.7 million, (ii) distributions payable on common shares and units of $5.7 million and (iii) other liabilities of $2.9 million. The carrying values of these balances were considered to equal their fair value due to their short maturities. Certain other balances, primarily intangibles, loans due to affiliates and deferred gain on disposition have been eliminated for the purpose of the valuation because those items are already considered in the valuation of the respective investments in real estate properties or financial instruments.

Non-controlling Interests: Non-controlling interests consists of Series A preferred limited partnership units in the Operating Partnership (“Series A Preferred Units”) at their liquidation preference of $93.6 million plus accrued distributions on Series A Preferred Units, common units and subordinated profits interests in our Operating Partnership aggregating $1.6 million less notes receivable due from non-controlling interests of $88.5 million, which are secured by the Series A Preferred Units.

Limitations of Estimated Value per Share of Common Stock

This valuation was performed so the Company could provide the relevant information and valuations to broker-dealers to enable them to include a valuation per share of common stock in their customer account statements pursuant to NASD Rule 2340. The current fair value of the shares of common stock may be higher or lower than the valuation. There currently is no public market for the shares of common stock and the Company does not expect one to develop. The Company currently has no plans to list its shares of common stock on a national securities exchange or over-the-counter market, or to include its shares of common stock for quotation on any national securities market. Accordingly, it is not possible to determine the market value of the shares of common stock. Privately negotiated sales and sales through intermediaries currently are the only means available to a common shareholder to liquidate an investment in shares of common stock. During the period January 1, 2009 through December 31, 2011, the Company has purchased shares of common stock through our share redemption program and pursuant to an issuer tender offer dated October 3, 2011. In addition, the Company has issued shares of common stock through our distribution reinvestment program.

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As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share of common stock. Accordingly, with respect to the estimated value per share of common stock, the Company can give no assurance that:

•	a shareholder would be able to resell his or her shares of common stock at this estimated value;
•	a shareholder would ultimately realize distributions per share of common stock equal to the Company’s estimated value per share of common stock upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•	the Company’s shares of common stock would trade at the estimated value per share of common stock on a national securities exchange;
•	an independent third-party appraiser or other third-party valuation firm would agree with the Company’s estimated value per share of common stock; or
•	the methodology used to estimate the Company’s value per share of common stock would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated value per share of common stock as of December 31, 2011 is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of diluted shares of common stock outstanding, all as of December 31, 2011. The value of the shares of common stock will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. Different parties using different assumptions and estimates could derive a different net asset value and resulting estimated value per share of common stock, and these differences could be significant. Markets for real estate and real estate-related investments can fluctuate and values are expected to change in the future. The Company currently plans to update the estimated value per share of common stock on an annual basis, but is not required to update the estimated value per share of common stock more frequently than every 18 months.

Dividend Reinvestment Program

Our distribution reinvestment program provides our shareholders with an opportunity to purchase additional shares of our common stock at a discount by reinvesting distributions. Our share repurchase program may provide our shareholders with limited, interim liquidity by enabling them to sell their shares back to us, subject to restrictions. On March 9, 2012, in conjunction with our estimate of the value of a share of our common stock as of December 31, 2011 for purposes of ERISA, our Board of Directors confirmed the purchase price under our distribution reinvestment program as $10.12 per common share, which is a 5% discount to the estimated value per share of common stock of $10.65 as of December 31, 2011. Under our distribution reinvestment program, a shareholder may acquire, from time to time, additional shares of our common stock by reinvesting cash distributions payable by us to such shareholder, without incurring any brokerage commission, fees or service charges.

However, our Board of Directors reserves the right to terminate the program for any reason without cause by providing written notice of termination of the distribution reinvestment program to all participants or written notice of termination of the share repurchase program to all shareholders.

Forward-Looking Statements

 The foregoing includes forward-looking statements. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. The valuation methodology for the Company’s real estate properties assumes the properties realize the projected cash flows and expected exit capitalization rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though these are the Company’s best estimates as of December 31, 2011, the Company can give no assurance in this regard. These statements also depend on factors such as the Company’s ability to maintain occupancy levels and lease rates at its properties, the borrowers under the Company’s loan investments continuing to make required payments under the investments, the ability of certain borrowers to maintain occupancy levels and lease rates at the properties securing the Company’s investments, and other risks identified in Part I, Item IA of the Company’s annual report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on March 31, 2011 and the risks identified in the Company’s final prospectus, dated May 2, 2011, filed pursuant to Rule 423(b)(3) under the Securities Act of 1933, as amended. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company estimated value per share of common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: March 9, 2012	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer

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